Exhibit 99.1

DAISYTEK AUSTRALIA AND ISA INTERNATIONAL APPOINT

VOLUNTARY ADMINISTRATORS

Daisytek International Corp. receives £4 million demand

from GMAC Commercial Finance plc

ALLEN, Texas (May 16, 2003) Daisytek International Corporation (Nasdaq: DZTK) today announced that the boards of directors for U.K.-based ISA International plc and Daisytek Australia have each appointed a Voluntary Administrator to assume day-to-day management of the respective operations.

The appointments follow the significant tightening of credit terms by vendors and funding sources in Australia and the United Kingdom that have occurred since Daisytek’s restructuring announcement in the U.S. The mounting restrictions have resulted in both subsidiaries’ inability to meet current obligations.

In both the United Kingdom and Australia, a Voluntary Administrator is a third party appointed to assume day-to-day direction of a company. Upon appointment of a Voluntary Administrator, creditors’ claims are temporarily suspended while assets are managed for the benefit of the creditors and shareholders. The boards of directors for both companies independently named PriceWaterhouseCoopers as Voluntary Administrator.

“The directors of Daisytek Australia and ISA International have taken this action to preserve the going concern value of each and provide equitable return to their respective creditors,” stated Dale Booth, president and CEO of Daisytek International Corp.

The Voluntary Administrators will work with the boards of directors and their management teams to develop plans for consideration by the creditors of each company. The plans are expected to include provisions that will allow Daisytek Australia and ISA International plc to restructure their balance sheets and continue operations.

Daisytek International Corp. also announced that the company has received a £4 million demand from GMAC Commercial Finance plc to satisfy certain obligations arising under a guarantee executed by the company in favor of GMAC. To date, GMAC has not initiated proceedings to collect the guarantee.

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About Daisytek

Daisytek is a global distributor of computer supplies, office products and accessories and professional tape media. Daisytek sells its products and services in North America, South America, Europe and Australia. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved.

The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather reflect our current expectations concerning future results and events. Forward-looking statements relating to such matters as our financial condition and operations, including forecasted information, are based on our management’s current intent, belief or expectations regarding our industry or us. These forward-looking statements including forecasts are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Certain factors, including but not limited to, general economic conditions, industry trends, the loss or inability to hire skilled personnel, the loss of key suppliers or customers, the loss or material decline in service of strategic product shipping relations, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses and investments, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties (including equipment failure or a breach of our security measures), the volatility of our common stock, economic and political uncertainties arising as a result of terrorist attacks, seasonality, exchange rate fluctuations, foreign currency devaluations, economic and political uncertainties in international markets, potential obligations under operating lease commitments of our former subsidiary PFSweb and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. There may be additional risks that we do not currently view as material or that are not presently known.

Other factors that could affect Daisytek are set forth in Daisytek’s 10-K for fiscal year ended March 31, 2002.

Contacts:

Barbara Benson	Teresa Henderson
Daisytek International	Ketchum
bbenson@daisytek.com	teresa.henderson@ketchum.com
972-881-4700	214-259-3449/214-668-6229